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                                                                   Exhibit 10.32

                        EMPLOYMENT SEPARATION AGREEMENT

        John Duncan ("Duncan") is employed by N2H2, Inc. ("N2H2") pursuant to an Executive Employment Agreement (the "Employment Agreement") dated May 10, 1999. N2H2 and Duncan have agreed that Duncan's employment and all relationships with N2H2 are terminating, according to the following terms.

        1. DUNCAN'S LOAN IS REPAID IN FULL.

        On or about August 2, 2000, Duncan executed a Promissory Note (the "Note") in favor of N2H2 in the principal amount of $600,000. Pursuant to the terms of the Redemption Agreement, this loan is repaid in full.

        2. DUNCAN'S RESIGNATION.

        Duncan resigns his employment with N2H2 effective November 15, 2000.

        3. PAYMENT BY N2H2 TO DUNCAN.

        N2H2 agrees to pay Duncan $75,000.00, less lawful deductions, payable as follows: a) four payments of $6,250.00, less lawful deductions, through December 31, 2000, on N2H2's ordinary pay days and b) a lump sum payment on January 5, 2001 of $50,000.00, less lawful deductions.

        4. PALM PILOT AND LAPTOP.

        N2H2 agrees to permit Duncan to keep the Palm Pilot and laptop he has been most recently using in connection with his employment.

        5. STOCK REDEMPTION.

        Duncan agrees to tender to N2H2 shares of stock pursuant to the Stock Redemption Agreement attached hereto.

        6. STOCK OPTION.

        N2H2 hereby grants and Duncan accepts, an option to purchase 50,000 shares of N2H2's Common Stock at an exercise price of $1.50 per share. This option vests immediately and will expire on November 15, 2005. Such exercise will be made by tendering the exercise price to N2H2, at its offices, along with a letter stating Duncan's intent to so exercise.

        7. MUTUAL RELEASE OF ALL CLAIMS.

        Duncan hereby agrees to fully and forever release, acquit, and discharge N2H2 and its past and present parent, subsidiary and affiliated corporations, divisions, and business entities, and N2H2's and their past and present officers, directors, trustees, employees and agents from

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any and all liability for any and all injuries, claims, demands, damages, actions or suits of any kind or nature, including attorneys' fees and costs, based on any facts in existence in whole or in part at the time of the signing of this Agreement, and whether known or unknown at the time this Agreement is executed by Duncan.

        Included, without limitation, in this Release of All Claims is any claim of violation of the federal Age Discrimination in Employment Act, or the Washington state law against age discrimination, or breach of contract or entitlement to or promise of additional compensation or benefits of any kind while employed at or upon ceasing employment with N2H2. The list of claims in this paragraph is merely illustrative of the claims being released by Duncan; he intends by signing this Agreement to release any and all claims he has against N2H2.

        8. INDEMNIFICATION. N2H2 agrees that it will indemnify Duncan in connection with his activities as an employee and officer of the Corporation to the full extent provided under any N2H2 applicable insurance policies now in effect, or that become effect in the future and relate to events during Duncan's employment.

         9. ALL ACCRUED UNUSED VACATION, EXPENSE REIMBURSEMENTS, AND BONUSES TO BE CASHED OUT. On January 5, N2H2 will pay Duncan a) the value of all unused vacation pay accrued through November 15, 2000, which totals $20,563.80, less lawful deductions and b) the value of any bonus calculated pro rata through November 10, 2000, less lawful deductions. N2H2 will also promptly pay Duncan to reimburse him for business expenses incurred by him through November 15, 2000, provided Duncan submits to N2H2 expense reports for all such expenses by December 15, 2000. Duncan acknowledges that, except for the payments he will be paid hereunder or in the Redemption Agreement, as of the time he signed this Agreement, N2H2 has provided to him all other payments, if any, to which he had any claim or right or entitlement in whole or in part as of the date he signed the Agreement. In short, Duncan acknowledges that, excepting as provided herein, N2H2 has cashed him out in full in any and all benefits and obligations to which he had any legal or equitable claim in whole or in part involving N2H2.

        10. COBRA COVERAGE. As part of the severance package and in return for Employee's release herein, Employer agrees to pay Employee and dependent's COBRA group medical coverage until April 30, 2000.

        11. ENTIRE AGREEMENT AND NO ORAL MODIFICATIONS. This Employment Separation Agreement contains the full agreement between Duncan and N2H2 concerning the cessation of his employment with N2H2. There are no oral agreements or understandings between Duncan and N2H2 which are not set out in this written Separation Agreement. No portion of this Agreement may be changed, deleted or added to, except by a written confirmation signed and dated by Duncan and N2H2.

        12. NULLIFICATION OF EMPLOYMENT AGREEMENT.

        The parties acknowledge and agree the Employment Agreement is hereby null and void and replaced in its entirety by this Agreement.

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        13. ARBITRATION OF BREACHES OF OR DISPUTES ABOUT THE SEPARATION
AGREEMENT. In the event that N2H2 or Duncan contend that any portion of this Agreement has been breached or in the event of any dispute between N2H2 and Duncan about the terms or interpretation of any portion of this Agreement, N2H2 and Duncan that their respective remedy will be to have an arbitrator, selected and acting pursuant to the Rules of the American Arbitration Association, promptly consider the claimed breach or dispute, and issue a decision. The arbitrator shall have the authority to interpret this Agreement, but shall have no authority to add to, delete from or modify this Agreement. N2H2 agrees to pay seventy-five percent of the cost of the arbitrator's services provided Duncan pays twenty-five percent of such cost. Each party will bear its own costs of preparing for and presenting their case at the arbitration, including attorneys' fees. The decision of the arbitrator shall be final and binding, and shall be enforceable in a court of competent jurisdiction.

        14. NOTICES. Every notice required by the terms of this Employment Separation Agreement shall be given in writing by serving the notice upon the party to whom it was addressed personally or by registered or certified mail, return receipt requested, at the address set forth below or at such other address as may hereafter be designated by notice given in compliance with the terms of this Agreement. Notice which is given in accordance with this provision shall be deemed to have been completed on the date the notice is personally served, in the event of personal service, or on the third calendar day after the notice is placed in the U.S. Mails with proper postage and addressing.

        If to Duncan:                       John F. Duncan
                                            10638 South Beach Drive
                                            Bainbridge Island, WA 98110

        If to N2H2:                         N2H2, Inc.
                                            900 4th Avenue
                                            Suite 3400
                                            Seattle, Washington 98164
                                            Attn:  Chief Executive Officer

        15. WAIVER. No waiver of any of the provisions hereof shall be valid unless in writing, signed by the party against whom such claim or waiver is sought to be enforced, nor shall failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.

        16. SEPARABILITY. If any paragraph, sentence, term or provision of this Agreement or the application of the Agreement is found by a court of competent jurisdiction or the AAA arbitrator designated in paragraph 12, to be invalid or unenforceable, that determination shall not affect, impair or invalidate the remainder of this Agreement or the application of the Agreement. Each paragraph, sentence, term, and provision not directly designated to be invalid or unenforceable shall be valid and enforceable to the fullest extent permitted by law.

        17. ASSIGNMENT. N2H2 may assign any benefits it has under this Agreement to the entity of its choice.

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        18. WASHINGTON STATE LAW GOVERNS. This Employment Separation Agreement
shall be construed according to the laws of the state of Washington.

        19. OLDER WORKERS BENEFIT PROTECTION ACT: NOTICE TO CONSULT ATTORNEY, WAITING PERIOD, AND RIGHT OF RESCISSION. Duncan acknowledges that he has been informed that he has been instructed to seek the independent advice and counsel of an attorney before deciding whether to sign this Agreement, that he has had an opportunity to have an attorney review this Agreement and advise him about it prior to signing.

        Duncan understands, acknowledges, and agrees that he may consider this Employment Separation Agreement for a period of twenty-one (21) days after first receiving the unsigned Agreement. Up to seven (7) days after the Agreement has been signed by Duncan and delivered to N2H2, he may revoke the Agreement by notifying N2H2 in writing of his revocation of the Agreement.


November 14, 2000                /s/ JOHN DUNCAN
----------------------------     ------------------------------
Date                             John F. Duncan


                                 N2H2, Inc.



November 14, 2000                By /s/ PETER H. NICKERSON
----------------------------       ----------------------------
Date                                Peter H. Nickerson
                                 ------------------------------
                                 (print name)

                                 Its President
                                    ---------------------------

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